EXHIBIT 99


                       CAHILL GORDON & REINDEL
                          Eighty Pine Street
                         New York, NY 10005-1702











                           October 2, 1996










BOARD OF DIRECTORS
Union Carbide Corporation

                        Union Carbide Corporation
                     Registration Statement on Form S-3

Ladies and Gentlemen:

          This opinion is being rendered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Union Carbide Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933 (the "Act") of $400 million aggregate principal amount of the Company's debt securities to be issued under one or more indentures, and more particularly with the $200 million aggregate principal amount of 7 3/4% Debentures due October 1, 2096 (the "Securities") proposed to be issued pursuant to an indenture, dated June 1, 1995 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee").

          In our opinion, upon execution of the Indenture and execution and authentication of the Securities in accordance with the Indenture and delivery of the Securities to the purchasers thereof against payment therefor, the Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms. This opinion is qualified insofar as enforceability may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.


Cahill Gordon & Reindel

                                    - 2 -



          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in said Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or under the rules and regulations of the Commission thereunder.

                                      Very truly yours,



                                      CAHILL GORDON & REINDEL